UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35882	43-2099257
(Commission File Number)	(IRS Employer Identification Number)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Blackhawk Network Holdings, Inc. (the “Company”) Annual Meeting of Stockholders held May 21, 2014 (the “Meeting”), stockholders voted on the following five proposals, as described in detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on April 10, 2014.

Proposal 1: Election of Class I Directors

Each of the following nominees was elected with the following votes:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas J. Mackenzie	388,953,606	545,697	1,368,599
Lawrence F. Probst III	389,057,468	441,835	1,368,599

Proposal 2: Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending January 3, 2015

Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2015 with the following votes:

Votes For	Votes Against	Abstentions
390,842,386	17,201	8,315

Proposal 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers

The compensation of the Company’s named executive officers was approved, on an advisory basis. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
388,687,735	550,360	261,208	1,368,599

Proposal 4: Non-Binding Advisory Vote on the frequency of future say-on-pay votes

Stockholders selected three years as the rate of frequency of future advisory votes on executive compensation. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
6,210,059	634,549	382,378,649	276,046	1,368,599

In light of such vote, the Company plans to include a stockholder vote on the compensation of executives in its proxy materials every three years until the next required vote on the frequency of stockholder votes on the compensation of executives.

Proposal 5: Approval of the Company’s 2013 Equity Incentive Award Plan

Stockholders approved the Company’s 2013 Equity Incentive Award Plan. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
388,921,538	569,607	8,158	1,368,599

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2014	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ David E. Durant
	Name:	David E. Durant
	Title:	Secretary and General Counsel